Exhibit 10.1

AMENDMENT NO. 1
TO SECURITIES PURCHASE AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of August 14, 2012, to the Securities Purchase Agreement (the “Agreement”), dated as of June 28, 2012, among Skinny Nutritional Corp., a Nevada corporation (the “Company”), and Trim Capital LLC, a Delaware limited liability company (“Purchaser” and, together with the Company, the “Parties”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, the Parties entered into the Agreement on June 28, 2012 and the Initial Closing was held on that date;

WHEREAS, the Agreement contemplates a Second Closing at which the Remaining Note and Units shall be issued in amounts calculated in accordance with Section 2.2(a) of the Agreement;

WHEREAS, the Parties have agreed that the Company needs additional capital to continue its operations in advance of the Second Closing;

WHEREAS, Purchaser is willing to make an interim loan of Two Hundred Seventy Thousand dollars ($270,000) to the Company in advance of the Second Closing;

WHEREAS, the Parties wish to amend the Agreement to reflect the making of the interim loan and the reduction in the maximum Remaining Note Principal Amount available at the Second Closing, and the Second Closing Purchase Price as a result of the foregoing interim loan, and to make certain other changes resulting from the preparation for the Second Closing; and

WHEREAS, Section 7.3 of the Agreement provides that the Agreement may be amended  in a written instrument signed by the Company and Purchaser.

NOW, THERFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows.

1.           On the date of this Amendment, the Company shall issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, a 15% Convertible Senior Secured Promissory Note (the “Interim Note”), substantially in the form of the Initial Note, in the principal amount of $270,000 for an aggregate purchase price of $270,000.  The Interim Note shall be deemed an “Initial Note,” a “Note” and a “Transaction Document” for all purposes under the Agreement (other than Section 2.1 thereof), the Security Agreement and the IP Security Agreement.

2.           Section 2.2(a) of the Agreement is amended by replacing all references to “$3,000,000” with “$2,730,000.”  Accordingly, the Second Closing Purchase Price is $2,730,000.

3.           Section 4.8(a) of the Agreement is amended and restated in its entirety to read as follows:

                      “(a)           Promptly following the Initial Closing Date, the Company shall take all corporate action necessary to call a meeting of its stockholders (which may be its annual meeting) (the “Stockholders Meeting”), which shall occur not later than October 15, 2012 (unless extended with the consent of or upon the direction of the Purchaser), for the purpose of seeking approval of the Company’s stockholders of the following (collectively, the “Proxy Proposals”): (i) amendments to the Company’s Restated Articles of Incorporation amending such Restated Articles of Incorporation in a manner acceptable to the Board and Purchaser, including to (A) authorize a sufficient number of shares of Common Stock for issuance in the Prime Unit Financing and upon conversion of the Junior Preferred, for issuance pursuant to the New Equity Plan and for other corporate purposes and (B) authorize additional preferred stock of the Company and clarify and expand the authority of the Board to issue blank check preferred stock of the Company, (ii) the election of a Board comprised of members as set forth in the Unit Financing Term Sheet or as otherwise agreed by Purchaser, (iii) the New Equity Plan, (iv) the Prime Unit Financing and (v) such other matters as are agreed between the Company and Purchaser.  The amendments to the Restated Articles of Incorporation approved by the stockholders shall be set forth in a Certificate of Amendment (the “Certificate of Amendment”) in a form acceptable to the Company and Purchaser.”

4.           All references in the Agreement to the “Amended and Restated Charter” shall be deemed to be references to the “Certificate of Amendment” as defined in this Amendment, except that the reference to the “Amended and Restated Charter” in the definition of “Senior Preferred” in Section 1.1 of the Agreement, shall be deemed a reference to the Company’s Restated Articles of Incorporation, as amended.

5.           Except as set forth on Exhibit A hereto, all of the Company’s representations and warranties set forth in Section 3.1 of the Agreement are hereby deemed made on and as of the date of this Amendment, and are true and correct as of the date of this Amendment as though originally made on the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date).

6.           All of Purchaser’s representations and warranties set forth in Section 3.4 of the Agreement are hereby deemed made on and as of the date of this Amendment, and are true and correct as of the date of this Amendment as though originally made on the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date); provided that, with respect to Section 3.4(k), Purchaser is the beneficial owner of shares of the Company’s Common Stock as set forth in Purchaser’s filings with the Securities and Exchange Commission on Form 3 and Schedule 13D.

7.           By signing below, Purchaser consents to the issuance of the Interim Note and the granting of the liens with respect to the Interim Note as contemplated by Paragraph 1 hereof, for all purposes under Section 4.6 of the Agreement.

8.          This Amendment shall be effective upon its execution by the Company and the  Purchaser.

9.           This Amendment shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Purchaser.

10.         This Amendment may be executed by facsimile or other electronic method and in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

11.         This Amendment, the Agreement and the Interim Note (including the agreements and instruments referred to herein and therein) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede and merge all prior agreements or understandings, whether written or oral.  Except as specifically set forth herein, this Amendment does not modify the Agreement which shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the  Securities Purchase Agreement as of the date set forth below their signatures below

SKINNY NUTRITIONAL CORP.

By:	/s/ Michael Salaman
Name:	Michael Salaman
Title:	Chief Executive Officer

TRIM CAPITAL LLC

BY: DACHSHUND LLC

By:	/s/ Marc Cummins
Name:	Marc Cummins
Title:	Managing Member